Exhibit 99.1
LL&E-ROYALTY TRUST
LL&E ROYALTY TRUST — LL&E ROYALTY TRUST ANNOUNCES DEVELOPMENT REGARDING AUGUST 12, 2011 SPECIAL MEETING OF UNITHOLDERS
LL&E ROYALTY TRUST

The Bank of New York Mellon Trust Company, N.A. — Trustee	NEWS RELEASE
FOR IMMEDIATE RELEASE
     AUSTIN, Texas, August 10, 2011—LL&E Royalty Trust (Pink Sheets:LRTR.pk — News) announced that Premier Bank & Trust, National Association, has informed The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) that Premier is no longer willing to serve as successor trustee of LL&E Royalty Trust (the “Trust”).
     At the request of a unitholder holding more than 10% of the Trust units (the “Proponent”), the Trustee has called a meeting of unitholders to vote on a proposal made by the Proponent to remove The Bank of New York Mellon Trust Company, N.A. as Trustee and to appoint Premier Bank & Trust, National Association, as successor trustee. The meeting is scheduled for August 12, 2011. The meeting will be held as scheduled in accordance with the Trust Agreement governing the Trust.
     On July 22, 2011 the Trust mailed definitive proxy materials relating to the meeting to unitholders and filed definitive copies with the Securities and Exchange Commission. Unitholders should read the proxy statement because it contains important information. Investors can get the proxy statement, and any other relevant documents, for free at the Commission’s web site at http://www.sec.gov. The proxy statement includes information about the Proponent.
     This press release is not a request for a proxy, or a request to execute or not to execute, or to revoke, a proxy.
     This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions. These forward-looking statements include all statements included in this press release regarding the Special Meeting.
     An investment in Units issued by LL&E Royalty Trust is subject to the risks described in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2008, and all of its other filings with the Securities and Exchange Commission, including the Form 12b-25 filed by the Trust with the Commission on April 1, 2011. The Trust’s annual, quarterly and other filed reports are available over the Internet at the SEC’s web site at http://www.sec.gov.

Contact:	LL&E ROYALTY TRUST The Bank of New York Mellon Trust Company, N.A., as Trustee Mike Ulrich (800) 852-1422 www.businesswire.com/cnn/lrt.htm